Exhibit 99.3

ORION MARINE GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FNANCIAL DATA

The following unaudited pro forma condensed combined financial information gives effect to the purchase of substantially all of the assets of Subaqueous Services, Inc. (“SSI”) by Subaqueous Services, LLC (“SSLLC”), a newly-formed, wholly-owned subsidiary of Orion Marine Group, Inc. (the “Company”), accounted for as an asset purchase under US generally accepted accounting principles.  The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based on management’s preliminary valuation.

The pro forma condensed combined statements of income reflect the acquisition of substantially all of the assets of SSI as if it occurred on January 1, 2007.  The historical balance sheets and results of operations included in the unaudited pro forma condensed combined balance sheet and statement of income for the fiscal year ended December 31, 2007 were derived from the audited financial statements of the Company and SSI.  For the Company, this information was derived from its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2008.  For SSI, this information is included elsewhere in this Form 8-K/A.

This unaudited pro forma condensed combined financial information has been prepared by the Company for illustrative purposes only.  The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the financial position or results of operations in future periods or the results that actually would have been realized if the Company and SSI had been a combined company during the specified periods.  Additionally, classifications of certain financial accounts of SSI may differ from those of the Company.  The unaudited pro forma condensed combined financial information reflects the acquisition of substantially all of the assets of SSI, which was financed in total through borrowings under the Company’s existing credit facility.  The unaudited pro forma condensed combined financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical financial statements and notes of SSI, included elsewhere in this Form 8-K/A and in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 19, 2008.

EXPLANATORY NOTE

On February 29, 2008, SSLLC, a newly-formed, wholly-owned subsidiary of the Company concurrently entered into and closed an Asset Purchase Agreement to purchase substantially all of the assets (with the exception of current liquid assets and current liabilities) and related business (principally consisting of project contracts) of Orlando-based SSI for $35 million in cash.  In addition, SSLLC paid SSI approximately $1.7 million for net under-billings and retained funds held under certain project contracts and for transition support services to be provided by SSI through September, 2008.  The purchase price of $36.7 million was funded through borrowing under the Company’s existing acquisition term loan facility, as amended ($35 million) and $1.7 million from available cash on hand.

ORION MARINE GROUP, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
At December 31, 2007
(Amounts in thousands)

	Orion Marine Group, Inc.	Subacqeous Services, Inc.	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$12,584	$863	$(2,561)	a,b,c	$10,886
Accounts receivable, including retentions	39,797	7,656	(7,040)	c	40,413
Costs and estimated earnings in excess of billings on uncompleted contracts	7,676	2,339	(1,109)	c	8,906
Other current assets	1,490	--	60	c	1,550
Total current assets	61,547	10,858	(11,525)		61,755
Property and equipment, net	68,746	6,424	12,076	c	87,246
Goodwill and other intangible assets	2,481	--	16,500	c	18,981
Investment in SSLLC	--	--	--	b,d	--
Other assets	760	79	(79)	c	760
Total assets	$133,534	$17,361	$17,847		$168,742

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$--	$1,805	$(1,805)	c	$--
Accounts payable	11,817	2,470	(2,470)	c	11,817
Billings in excess of costs and estimated earnings on uncompleted contracts	7,408	99	83	c	7,590
Other current liabilities	9,870	--	26	c	9,896
Total current liabilities	29,095	4,374	(4,166)		29,303
Long-term debt	--	2,954	32,046	a,c	35,000
Deferred income taxes	13,928	--			13,928
Other long-term liabilities	427	--	--		427
Total liabilities	43,450	7,328	27,880		78,658

Stockholders’ equity
Common stock	216	--			216
Additional paid in capital	54,336	--			54,336
Retained earnings	35,532	10,033	(10,033)	c,d	35,532
Total stockholders’ equity	90,084	10,033			90,084
Total liabilities and stockholders’ equity	$133,534	$17,361	$17,847		$168,742

Pro Forma Balance Sheet Entries:

(a)  Cash borrowed under credit facility to fund purchase of substantially all assets of SSI
DR Cash                                                        $ 35,000
   CR Long-term debt                                    $ 35,000

(b)  Record investment in SSLLC
DR Investment in SSLLC                            $ 36,698
   CR Cash                                                      $ 36,698

(c) Records purchase of assets of SSI at fair market value and records the excess of cost over fair market value as goodwill.
DR Current liabilities, net of liabilities purchased                      $   2,361
DR Current and long-term debt, not acquired                            $   4,759
DR Step-up in value of property, plant and equipment            $ 12,076
DR Intangible assets                                                                      $  7,100
DR Goodwill                                                                                    $   9,400
           CR Current assets, net of assets purchased                                         $    8,952
           CR Other assets, not acquired                                                                 $         79
CR Members’ equity                                                                            $  26,665

(d) Entry in consolidation to eliminate investment in SSLLC
DR Equity                                                                                           $36,698
CR Investment in SSLLC                                                                        $36,698

ORION MARINE GROUP, INC.
Unaudited Pro Forma Condensed Combined Income Statement
Year ended December 31, 2007

	Orion Marine Group, Inc.	Subacqeous Services, Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenues	$210,360	$49,052	--		$259,412
Cost of contract revenues	159,927	36,334			196,261
Gross profit	50,433	12,718			63,151
Selling, general and administrative expenses	22,985	5,995	3,679	a,b	32,659
Operating income	27,448	6,723	(3,679)		30,492

Other (income) expense:
Interest (income) expense, net	(90)	485	2,188	c	2,583
Other income	(39)	(564)	--		(603)
Other (income) expense, net	(129)	(79)	2,188		1,980
Income before income taxes	27,577	6,802	(5,867)		28,512
Income tax expense	10,178	--	346	d	10,524
Net income	$17,399	$6,802	$(6,213)		$17,988

Net income	$17,399				$17,988
Preferred dividends	782				782
Net income available to common shareholders	$16,617				$17,206

Basic earnings per share	$0.86				$0.89
Diluted earnings per share	$0.83				$0.86

Weighted average shares used to compute earnings per share
Basic	19,400,942				19,400,942
Diluted	19,976,317				19,976,317

Pro Forma Income Statement Entries:

(a) Annual amortization of intangible asset related to contracts and non-compete
DR Amortization expense                                                                            $   4,700
CR Retained earnings                                                                                                         $4,700

(b)  Change in depreciation expense based on new lives and step-up value assigned to acquired assets
DR Retained earnings                                                                                     $1,021
CR Selling, general and administrative expense                                                               $1,021

(c)  Interest expense at 6.25% per annum on borrowings of $35 million
DR Interest expense                                                                                        $ 2,188
             CR Retained earnings                                                                                                               $ 2,188

 (d)  Tax effect of above adjustments at Company’s effective rate of 36.9%
DR Tax expense                                                                                                $    346
CR Retained earnings                                                                                                              $   346

Summary of Purchase Price

Cash borrowed under the Company’s credit facility	$35,000
Cash from available cash balances	1,698
Total purchase price	$36,698

Pro Forma Preliminary Allocation of Purchase Price

Working capital	$1,698
Property and equipment	18,500
Intangible assets	7,100
Goodwill	9,400
Total preliminary purchase price allocation	$36,698